UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

ZEVEX International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12965	87-0462807
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4314 ZEVEX Park Lane, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

(801) 264-1001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(More)

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

Item 2.02	Results of Operations and Financial Condition

The information contained in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

On February 16, 2006, the Company issued a press release announcing unaudited financial results for the fourth quarter and fiscal year ended December 31, 2005.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description
99.1*	Press Release Dated February 16, 2006.

* This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

2

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 16, 2006	ZEVEX International, Inc.

	By:	/s/ Phillip L. McStotts
Phillip L. McStotts
Chief Financial Officer

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

Exhibit 99.1

FOR IMMEDIATE RELEASE

ZEVEX REPORTS RECORD RESULTS FOR FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2005

SALT LAKE CITY, UTAH – February 16, 2006 – ZEVEX International Inc. (NASDAQ: ZVXI) reported record unaudited financial results for the three and twelve months ended December 31, 2005.

Revenue for the fourth quarter of 2005 increased 60% to $9.4 million, compared with $5.9 million for the fourth quarter of 2004. For the year ended December 31, 2005 revenue increased 28% to $30.3 million, compared with $23.6 million for the prior year.

Net income for the fourth quarter of 2005 was $906,274, or $0.23 per fully diluted share, compared with a net loss of $285,929, or ($0.08) per share, for the fourth quarter of 2004. For 2005, net income was $1,905,378, or $0.52 per fully diluted share, compared with a net loss of $178,977, or ($0.05) per share, for the prior year.

Gross profit for the fourth quarter of 2005 increased to approximately 39% of sales compared with 32% of sales for the fourth quarter of 2004. Gross profit for 2005 was approximately 37%

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

of sales compared with 36% of sales for the prior year. The increase in gross profit for 2005 was due to a more favorable product sales mix.

Therapeutics Division revenue for the fourth quarter of 2005 increased 80% to $5.7 million, compared with $3.1 million for the fourth quarter of 2004. For 2005, Therapeutics Division revenue increased 35% to $16.9 million, compared with $12.5 million for the prior year. Sales

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

of the company’s domestic EnteraLite® and EnteraLite® Infinity® enteral feeding pumps and disposable sets grew 19% in 2005 over 2004. International sales of Therapeutics products increased 165% over the prior year, primarily due to increased sales of the company’s Infinity enteral feeding pump through its strategic distribution agreement with the Nutricia Clinical division of Royal Numico. This growth more than offset the decline in sales of the company’s stationary pumps and disposable sets, which decreased by 14% in 2005 compared with sales in 2004.

Applied Technology Division revenue for the fourth quarter of 2005 increased 36% to $3.7 million, compared with $2.7 million for the fourth quarter of 2004. For 2005, Applied Technology Division revenue increased approximately 20% to $13.4 million, compared with $11.1 million for the prior year. Specifically, revenue from surgical handpieces and sensors grew by 30% and revenue from engineering services grew by 21%. These increases more than offset lower revenue from systems, which declined by approximately 8%.

For 2005, operating expenses were $9.3 million, or 31% of sales, compared with $8.6 million, or 36% of sales, for 2004. Selling, general and administrative expenses for 2005 were $8.1 million, or 27% of sales, compared with $7.1 million, or 30% of sales, for the prior year. Research and development expenses for 2005 were $1.2 million, or 4% of sales, compared to $1.4 million, or 6% of sales, in the prior year.

Chief Executive Officer David J. McNally said, “We are pleased to report record profit and substantial revenue growth in 2005. Sales of pumps and disposable sets from our Therapeutics Division increased significantly this past year due to the introduction of our EnteraLite Infinity in the U.S. in January 2005, and due to sales of Flocare® Infinity pumps and accessories to Nutricia Clinical, our distribution partner in 32 countries. In addition, sales from our Applied Technology Division continued to be strong through the fourth quarter of 2005.

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

“We are also pleased to report that we continued to strengthen our balance sheet during 2005. Our cash and cash equivalents at the end of 2005 increased to $1.3 million from $213,000 at the end of 2004. Our operations team held inventories steady during the year, even with increased production of our Infinity pumps and disposables. Our accounts receivable at the end of 2005 increased to $5.6 million from $3.6 million in 2004, due to our revenue growth. In addition, our funded debt at the end of 2005 was reduced by approximately $150,000 to $2.0 million compared with the end of 2004, which is the lowest level in over eight years,” Mr. McNally continued.

“The outlook for 2006 is encouraging. Our domestic Therapeutics Division sales force has successfully launched the EnteraLite Infinity, achieving record pump unit sales in 2005. Disposable set sales are increasing based upon the growth of our installed base of Infinity pumps. Nutricia Clinical has now launched the Flocare Infinity product line in major European markets, and is continuing to launch this product in other countries. Our expectations regarding revenue growth in 2006 from sales to Nutricia Clinical remain consistent with the levels we projected in our press release of December 21, 2005.

“Furthermore, we expect that our Applied Technology sales will remain strong during 2006, based upon current customer forecasts. Based upon these early positive indications, we believe that our revenue growth could again exceed 20 percent in 2006. During 2006, we expect to increase our investment in research and development to approximately 5% of sales. We will also increase our investment in sales and marketing in order to develop revenue growth opportunities for 2006 and beyond,” Mr. McNally concluded.

CONFERENCE CALL

ZEVEX International Inc. invites all those interested to join the ZEVEX management team for its earnings conference call for the fourth quarter and year ended December 31, 2005. The call will be held Thursday, February 16, 2006, at 2:30 p.m. Mountain Time (4:30 p.m. Eastern, 3:30 p.m. Central, and 1:30 p.m. Pacific). The telephone numbers for the call are as follows:

Domestic: 1-866-250-3615

International: 1-303-262-2175

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

A live webcast and a rebroadcast of the conference call will be available on the company’s website at www.zevex.com and www.streetevents.com. To listen to the live broadcast, please enter either site 10-15 minutes prior to the call in order to download any necessary software, and then click on the “Live Webcast” link on the ZEVEX Home Page to access the call. The webcast will be archived on both sites. There is no other replay access to the call.

ABOUT ZEVEX

ZEVEX International, Inc., founded in 1986, is a diversified medical device company committed to creating products that transform life with patented and proprietary medical device technologies – from sensors and surgical tools to medical electronic systems. For more information concerning ZEVEX and its products, please visit the ZEVEX website at www.zevex.com.

Forward-Looking Statements

Statements made in this press release, including those relating to anticipated revenue growth and other statements regarding future performance, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, the company’s efforts to improve its sales and margins in its core businesses may not be effective or such efforts could be more difficult or expensive than the company currently anticipates. Moreover, the company could experience further delays in orders for its contract manufacturing products or in the launch of planned new products that could delay the receipt of anticipated revenue. In addition to the foregoing, the economic, competitive, governmental, technological and other factors identified in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2004 may cause actual results or events to differ materially from those described in the forward looking statements in this press release.

Contact:

Nancy E. Schultz

Director, Corporate Communications/Investor Relations

ZEVEX International Inc.

801-264-1001 Ext. 203

nschultz@zevex.com

Tables to Follow

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

ZEVEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenue:
Product sales	$9,209,165	$5,787,653	$29,721,595	$22,968,163
Engineering services	145,717	74,595	552,327	666,192
Total revenue	$9,354,882	$5,862,248	30,273,922	$23,634,355
Cost of sales	5,740,682	3,983,910	18,924,370	15,177,377
Gross profit	3,614,200	1,878,338	11,349,552	8,456,978
Operating expenses:
Selling, general and administrative	2,345,127	1,733,768	8,091,996	7,142,513
Research and development	312,596	437,338	1,208,466	1,430,692
Total operating expenses	2,657,723	2,171,106	9,300,462	8,573,205
Operating income (loss)	956,477	(292,768)	2,049,090	(116,227)
Other income (expense):
Interest and other income	10,867	7,233	39,759	22,209
Interest and other expense	(59,596)	(27,235)	(179,362)	(142,042)
Gain (Loss) on sale of assets	(514)	25,861	(514)	25,861
Income (loss) before income taxes	907,234	(286,909)	1,908,973	(210,199)
(Provision) benefit for income taxes	(960)	980	(3,595)	31,222
Net income (loss)	$906,274	($285,929)	$1,905,378	($178,977)
Basic net income (loss) per share	$0.26	($0.08)	$0.56	($0.05)
Weighted average shares outstanding	3,453,266	3,400,964	3,416,828	3,400,964
Diluted net income (loss) per share:	$0.23	($0.08)	$0.52	($0.05)
Diluted weighted average shares outstanding	3,963,569	3,400,964	3,675,204	3,400,964

ZEVEX Reports Record Results for 4th Quarter and Year 2005. . .

February 16, 2006

ZEVEX INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEET

	December 31, 2005 (Unaudited)	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$ 1,284,218	$ 212,859
Designated cash for sinking fund payment on industrial development bond	89,037	96,042
Accounts receivable, net of allowances for doubtful accounts of $130,000 and $192,000	5,641,229	3,563,436
Other receivable	--	35,500
Inventories	4,586,418	4,584,755
Marketable securities	20,250	29,250
Prepaid expenses and other current assets	193,362	149,690
Total current assets	11,814,514	8,671,532

Property and equipment, net	4,639,136	4,345,942
Patents, trademarks and other intangibles, net	348,467	335,244
Goodwill, net	4,048,264	4,048,264
Total assets	$ 20,850,381	$17,400,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$ 2,462,071	$ 1,949,618
Other accrued liabilities	1,290,911	606,734
Deferred revenue	52,081	--
Income taxes payable	2,965	2,005
Current portion of industrial development bond	100,000	100,000
Current portion of other long-term debt	56,219	53,246
Total current liabilities	3,964,247	2,711,603

Industrial development bond	1,100,000	1,200,000
Other long-term debt	710,143	766,362

Stockholders’ Equity
Common stock; $.001 par value, 10,000,000 authorized shares, 3,566,593 issued and 3,527,360 outstanding at December 31, 2005 and 3,440,197 issued and 3,400,964 outstanding at December 31, 2004
	3,567	3,440
Additional paid-in capital	16,719,396	16,290,452
Unrealized gain (loss) on marketable securities	--	(18,525)
Treasury stock, 39,233 shares (at cost) at December 31, 2005 and December 31, 2004	(89,422)	(89,422)
Accumulated deficit	(1,557,550)	(3,462,928)
Total stockholders’ equity	15,075,991	12,723,017
Total liabilities and stockholders’ equity	$ 20,850,381	$17,400,982